Exhibit 99.1

Belpointe OZ Adjourns Annual Meeting to January 24, 2025

GREENWICH, CT (December 31, 2024) – Belpointe PREP, LLC (NYSE American: OZ) (“Belpointe OZ,” “we,” “us,” “our,” or the “Company”), the first publicly traded qualified opportunity fund, today announced that its annual meeting of unitholders (the “Annual Meeting”), originally scheduled for Friday, December 19, 2024, at 12:00 p.m. E.T., has been adjourned. The adjournment was necessary as a quorum, defined as the minimum number of units required to conduct business, was not present either in person or by proxy when the Annual Meeting was called to order.

The adjourned Annual Meeting will be reconvened on Friday, January 24, 2025, at 12:00 p.m. E.T. at the Company’s corporate headquarters, located at 255 Glenville Road, Greenwich, Connecticut 06831. Unitholders planning to attend the meeting in person are requested to contact Belpointe OZ’s Investor Relations team at 1-833-828-2721 or via email at IR@belpointeoz.com for further details.

The record date for the Annual Meeting remains unchanged as October 30, 2024. Unitholders who have already submitted their proxy or voted and do not wish to change their vote do not need to take any additional action.

There are no changes to the agenda or the items of business to be voted upon at the Annual Meeting. Belpointe OZ encourages all unitholders to review the Company’s definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission (“SEC”) on November 5, 2024, along with other related proxy materials. These documents are available free of charge on the SEC’s website at www.sec.gov.

To request a separate copy of the proxy materials or for further assistance, unitholders may contact our Investor Relations team by:

●	Phone: 1-833-828-2721

●	Mail: Belpointe PREP, LLC, 255 Glenville Road, Greenwich, Connecticut 06831

●	Email: IR@belpointeoz.com

About Belpointe OZ

Belpointe OZ is a publicly traded qualified opportunity fund, listed on NYSE American under the symbol “OZ.” To date, Belpointe OZ has over 2,500 units in its development pipeline throughout four cities, representing an approximate total project cost of over $1.3 billion.

Belpointe OZ has filed two registration statements (including a combined prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offer and sale of up to an aggregate of $1,500,000,000 of Class A units representing limited liability interests in Belpointe OZ (the “Class A units”). Before you invest, you should read Belpointe OZ’s most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering. Investing in Belpointe OZ’s Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ’s investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in Belpointe OZ’s Class A units. To view Belpointe OZ’s most recent prospectus containing this and other important information visit sec.gov or investors.belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing IR@belpointeoz.com. Read the prospectus in its entirety before making an investment decision.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be considered forward-looking, such as statements containing estimates, projections, and other forward-looking information. Forward-looking statements are typically identified by words and phrases such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties, and other factors beyond our control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

Investor Relations and Media Contact:

Cody H. Laidlaw

Belpointe PREP, LLC

255 Glenville Road

Greenwich, Connecticut 06831

IR@belpointeoz.com

203-883-1944